                                                                   Exhibit 10.1

                           MORAN TOWING OF TEXAS, INC.
                             2300 HWY 365, SUITE 660
                             NEDERLAND, TEXAS 77627

                           Memorandum of Understanding

The Licensed and Unlicensed Collective Bargaining Agreements between Seafarers International Union AGLIND and Moran Towing of Texas as shall remain in full force and effect except for the following changes:

1) Welfare - Contribution increased to $30.10 per man per day to maintain current level of benefits and provide for increased dental, outpatient and optical benefits.

2)   Pension - Harbor       Licensed 6.90 p/12 hour day
                            Unlicensed 4.30 p/12 hour day

               Offshore Licensed 13.80 p/mo. per day two for one Unlicensed 6.60 p/mo. per day two for one

3)   Harbor Wages

                            First Year             Second Year                   Third Year
                            ----------             -----------                   ----------

     Captains              2.2% (103.25)           2.5% (105.83)               3.3% (109.33)
     Engineer              1%  (99.73)             1% (100.72)                 3% (103.75)
     Quartermaster         2% (78.59)              2% (81.18)                  2% (82.81)
     AB                    2% (71.62)              1% (72.34)                  1% (73.06)
     DH                    2% (68.75)              1% (69.45)                  1% (70.14)
     OS                    2.55 (60.00)            0% (60.00)                  0% (60.00)

Harbor Bonus - For all employees who held the position of Captain or Mate and passes a minimum of 1600 Ton Master Near Coast license shall receive a $1,000.00 (one thousand dollar) bonus to be paid on 6/1/98, 6/1/99 and 6/1/2000.

In addition, for all employees who hold the position of Chief Engineer or Assistant Engineer and passes a minimum of Designated Duty Engineer 5,000 Horsepower or better shall receive a $1,000 (one thousand dollar) bonus to be paid on 6/1/98, 6/1/99 and 6/1/2000.


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


4)   Offshore Wages


                            First Year             Second Year                   Third Year
                            ----------             -----------                   ----------

     Captains              2% (289.02)             2% (294.80)                 2% (300.69)
     First Mate            2% (246.52)             2% (251.45                  2% (256.42)
     Second Mate           2% (213.72)             2% (218.00)                 2% (222.35)
     Chief Engineer        2% (270.60)             2% (276.07)                 2% (281.59)
     Asst. Engineer        2% (246.82)             2% (251.45)                 2% (256.48)
     A.B.                     $157.50                 $162.50                     $167.50
     O.S.                  2% (129.35)             2% (131.93)                 2% (134.57)

     Barge Florida

     Barge Capt.           $200.00                 $210.00                     $220.00
     Barge Mate            $175.00                 $185.00                     $195.00

     Barge Massachusetts

     Barge Capt.           2% (241.64)             2% (246.47)                 2% (251.40)
     Barge Mate            2% (189.11)             2% (192.89)                 2% (196.75)

     Offshore Overtime = 1/12 of Daily Base Rate for life of contract
           -  Overtime provisions shall not apply to Barge Captains or Barge
           Mates.

5) Sick Leave - Employees who are entitled to Maintenance and Care due to an illness or injury sustained in the service to a Company vessel shall be paid their daily 12 hours wage rate, for only workdays missed (not pay able during any regular scheduled time off) and excluding any consideration for Holidays and overtime, based on the following length of service.

                      1 - 5 Years            -         20 Days
                      6 - 10 Years           -         35 Days
                      11 Year or over        -         50 Days

     Any sick leave paid hereunder shall be in lieu of maintenance.

     The Company may require a physical examination by a physician of its choice.

6) Pay Period - Employees shall be paid no later than noon on the fourth working day after the end of the pay period.


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



7)   Notice of Lay-Off - Mary Coppedge

     A. Mary Coppedge shall be designated as the Day Boat. The parties agree to meet after execution of the agreement to ensure that the vessel is operated in a fair, efficient and equitable manner. The 24 hour day - up clause for Coppedge shall be deleted.

     B. The five day notice of lay off shall remain in full force and effect on all regular fully crewed harbor vessels.

8)   Three year contract effective 6/1/98 through 5/31/2000.

(9)  Shipwreck Compensation - $400.00

10)  Food Allowance - Harbor $275.00
                       Offshore CPI

11)  Maintenance & Cure - $15.00


COMPANY                                                    UNION
(s) Larry G. Eaves                                     (s) Deane Corgey
(s) Stephen M. Kelly                                   (s) Jim McGee
                                                       (s) Kenneth Moore
                                                       (s) Steve Wells
                                                       (s) Wallace Ashwood
                                                       (s) Ryan Riggins
                                                       (s) Craig Arnaud
                                                       (s) Clifton Champagne
                                                       (s) Darryl Conner


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